SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by Registrant [X]
Filed by a Party other than Registrant [  ]

Check the Appropriate Box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   CTC COMMUNICATIONS CORP.
     (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):
[X]     No Fee Required.
[ ]     Fee computed on table below per Exchange Act
        Rules 14a-6(i)(4) and 0-11.
        1)      Title of each class of securities to which transaction
                applies:
        2)      Aggregate number of securities to which transaction
                applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
        4)      Proposed maximum aggregate value of transaction:
        5)      Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

             1)      Amount Previously Paid:
             2)      Form, Schedule or Registration Statement No.:
             3)      Filing Party:
             4)      Date Filed:

                   Copies of all communications to:
                       LEONARD R. GLASS, ESQ.
                 Law Offices of Leonard R. Glass, P.A.
                     45 Central Ave, P.O. Box 579
                   Tenafly, New Jersey 07670-0579
                           (201) 894-9300

[CTC Communications Corp. Letterhead]

October 23, 1998

To the Stockholders of CTC Communications Corp.

Please join us at our annual meeting on November 16, 1998. The meeting will be held at our headquarters, 360 Second Ave., Waltham, MA 02154 at 9:30 a.m. EST. Following the business portion of the meeting, the Company will be giving a presentation on its new Competitive Local Exchange Carrier ("CLEC") strategy and will offer a questions and answer period after the presentation. Any inquiries regarding this meeting should be directed to John Pittenger, Director of Investor Relations, at (781) 466-1302

We look forward to seeing you on November 16th.

Warmest Regards,

Robert J. Fabbricatore
Chairman of the Board

                          CTC COMMUNICATIONS CORP.
                               360 Second Ave.
                        Waltham, Massachusetts 02154

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CTC Communications Corp.

Notice is hereby given that the Annual Meeting of Stockholders of CTC Communications Corp. (the "Company") will be held at the offices of the Company, 360 Second Avenue, Waltham, Massachusetts 02154 on November 16, 1998 at 9:30 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect two persons to the Board of Directors to serve as Class I Directors for three-year terms, and until their respective successors are elected and qualified;

2. To approve the Company's 1998 Incentive Plan;

3. To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending March 31, 1999; and

4. To consider and transact any other business that may lawfully come before the meeting or any adjournment thereof.

	The Board of Directors has fixed the close of business on October 9, 1998 as the record date for the determination of stockholders entitled to vote at the Meeting and to receive notice thereof. Accordingly, only stockholders of record on such date will be entitled to vote at the meeting. The stock transfer books of the Company will not be closed.

	Please sign the enclosed proxy and return it in the enclosed envelope.

							By Order of the Board of Directors

							Robert J. Fabbricatore, Chairman
October 23, 1998
Mailed at Boston, Massachusetts
	IMPORTANT
STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY
SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER
THAT THE PRESENCE OF A QUORUM MAY BE ASSURED, A POSTAGE-PAID ENVELOPE IS
PROVIDED FOR MAILING IN THE UNITED STATES.  YOU ARE ENTITLED TO REVOKE YOUR
PROXY AT ANY TIME BEFORE IT IS EXERCISED BY WRITTEN NOTICE TO THE COMPANY.
ALSO, IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE
USED.

PROXY STATEMENT

1998 ANNUAL MEETING OF STOCKHOLDERS OF
CTC COMMUNICATIONS CORP.
TO BE HELD NOVEMBER 16, 1998

Approximate Date of Mailing to Stockholders:
October 26, 1998


TIME AND PLACE OF MEETING

	This Proxy Statement is furnished to stockholders by the Board of Directors of CTC Communications Corp., a Massachusetts corporation (the "Company"), for solicitation of Proxies for use at the 1998 Annual Meeting of Stockholders to be held on November 16, 1998 at 9:30 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting.

	The Company's principal executive offices are located at 360 Second Avenue, Waltham, Massachusetts (781-466-8080).

	Proxies in the form enclosed are solicited on behalf of the Company's Board of Directors. Any stockholder giving a proxy in such form has the power to revoke it at any time before it is exercised by filing a later dated proxy with the Company, by attending the meeting and voting in person, or by notifying the Company of the revocation in a later dated writing to its Clerk at 360 Second Ave., Waltham, MA 02154. Any such proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxy. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

	VOTING RIGHTS AND VOTE REQUIRED

	As of October 9, 1998 (the "Record Date"), the Company had outstanding and entitled to vote 10,004,134 shares of Common Stock (the "Common Stock") and 666,666 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). There are no other outstanding classes of Common Stock or Preferred Stock of the Company. Only stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock entitles the record holder to one (1) vote. Each holder of shares of Series A Preferred Stock is entitled to such number of votes for the Series A Preferred Stock held by such holder equal to the lesser of (i) the whole number of shares of the Company's Common Stock issuable upon conversion and exercise of all shares of Series A Preferred Stock and warrants held by such holder and
(ii) the number of shares of Series A Preferred Stock held by such holder multiplied by 2.476 (a total of 1,526,829 votes for all such Series A Preferred Stockholders). The holders of the Common Stock and Series A Preferred Stock vote together as a single class.

	The holders of a majority interest of all of the Common Stock and Preferred Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitute a quorum pursuant to the Company's By-laws. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.

	Consistent with state law and under the Company's by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. Approval of the 1998 Incentive Plan and the ratification of Ernst & Young as accountants for the company for the fiscal year ending March 31, 1999 requires the affirmative vote of a majority of the shares present, in person or by proxy and entitled to vote.

  The election inspectors will count the total number of votes cast
"for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect on the outcome of voting on any of the proposals.



Security Ownership of Certain Beneficial Owners

	The following table sets forth certain information as of September 30, 1998 with respect to each stockholder known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, the beneficial ownership of the Company's Common Stock by each Nominee for Director, by each continuing Director and by each Named Executive Officer (as defined below) of the Company, and by all of the Directors and Executive Officers of the Company as a group. Based on the information furnished by the beneficial owners of the Common Stock listed below, the Company believes that, except as described below, each such stockholder exercises sole voting and investment power with respect to the shares beneficially owned.



Name and Address                  Number of Shares     Percentage
of Beneficial Owner               Beneficially Owned    of Class
Robert J. Fabbricatore(1)                2,759,891         27.5%
Spectrum Equity Investors II, L.P.(2)    1,558,600         13.5%
Henry Hermann, CFA(4)                      215,922          2.2%
Richard J. Santagati(5)                     84,500          *
J. Richard Murphy(6)                        19,334          *
Ralph C. Sillari(7)                          3,834          *
Kevin J. Maroni(2)                       1,558,135         13.5%
Robert A. Nicholson(2)(3)                1,559,553         13.5%
Steven P. Milton(8)                        436,682          4.3%
David E. Mahan(9)                          162,100          1.6%
Michael H. Donnellan(10)                   118,588          1.2%
Anthony J. Vermette(11)                    109,307          1.1%
All directors and executive
officers as a group
(14 persons)(12)                         5,832,932         49.1%
---------------
Less than 1%.
(1)	Includes 62,498 shares owned by Mr. Fabbricatore as trustee of a trust for his children and 1,133,239 shares as a general partner of a family partnership; also includes 43,917 shares issuable upon exercise of options exercisable within 60 days of September 30, 1998. Mr.
Fabbricatore's address is c/o CTC Communications Corp., 360 Second
Avenue, Waltham, Massachusetts 02154.
(2) Includes 187,066 shares issuable upon the exercise of warrants exercisable within 60 days of September 30, 1998 and 1,371,534 shares issuable upon conversion of Series A Preferred Stock as of September
30, 1998. As general partners of Spectrum Equity Investors II, L.P. ("Spectrum"), Mr. Maroni, Mr. Nicholson, Mr. Collatos and Brion B.
Applegate may be deemed to be beneficial owners of the shares beneficially owned by Spectrum. The address of Spectrum and its general partners is One International Place, 29th Floor, Boston, Massachusetts
02110.
(3) Includes 83 shares issuable upon the exercise of warrants exercisable within 60 days of September 30, 1998 and 870 shares issuable upon conversion of Series A Preferred Stock as of September 30, 1998. The address of Spectrum and its general partners is One International
Place, 29th Floor, Boston, Massachusetts 02110.
(4) Includes 9,750 shares held by Mr. Hermann's spouse and 10,334 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(5) Includes 9,500 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(6) Includes 18,334 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(7) Includes 3,334 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(8) Includes 4,500 shares owned by Mr. Milton as trustee of a trust for his children and 45,750 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(9) Includes 95,000 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(10) Includes 98.876 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(11) Includes 83,399 shares issuable upon the exercise of options exercisable within 60 days of September 30, 1998.
(12) Includes the shares described in footnotes (1) through (11) above.

PREFERRED STOCK
As of September 30, 1998, Spectrum owned 657,555 of the 666,666 shares, or
98.6 of the outstanding Series A Preferred Stock of the Company.


	PROPOSAL 1:

	ELECTION OF DIRECTORS

	As provided in the Company's Amended and Restated By-laws ("By-laws"), the Company's Board of Directors must consist of not less than three nor more than eleven members, as determined by the Board of Directors, and that the Board of Directors is classified into three classes, as nearly as equal in number as possible, so that each Director (after a transitional period) will serve for three years, with one class of directors being elected each year. The Board has set the number of Directors at seven, and is currently comprised of two Class I Directors, two Class II Directors and three Class
III Directors.

	The Class I Directors, whose terms of office expire in 1998, are Henry Hermann and Ralph C. Sillari. Messrs. Hermann and Sillari have been nominated to stand for re-election as Class I Directors at the Annual Meeting to hold office until 2001 and until their respective successors are elected and qualified.

	J. Richard Murphy and Richard J. Santagati, presently serving as Class II Directors for terms expiring in 1999 and until their respective successors are elected and qualified, will continue in office .

	Robert J. Fabbricatore, Kevin J. Maroni and William P. Collatos are presently serving as Class III Directors. Mr. Fabbricatore and Mr. Maroni will continue in office, and Mr. Collatos has indicated that he will not continue as a Director after the Annual Meeting. Mr. Robert A. Nicholson, as a designee of the Series A Preferred Stockholders, as been appointed to replace Mr. Collatos as a Class III Director to serve with Mr. Fabbricatore and Mr. Maroni for the term expiring in 2000 and until their respective successors are elected and qualified.

	It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of Henry Hermann and Ralph
C. Sillari as Class I Directors for a three year term unless otherwise specified in such proxy. In the event either of the nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will decline to serve as Director.

	The following table sets forth the name and age of each Director continuing to serve after the Annual Meeting and each Nominee for Director, the period during which he has served as Director and the other capacities in which he currently serves the Company:


							Period		Other Capacities
							Served as		in which
	Name					Age	Director		Currently Serving
	Robert J. Fabbricatore		55	Since 1980		Chairman and
										Chief Executive
										Officer
	Richard J. Santagati		54	Since 1991		None
	J. Richard Murphy			53	Since 1995		None
	Henry Hermann, CFA		56	Since 1996		Consultant
	Ralph C. Sillari			43	Since 1997		None
	Kevin J. Maroni			35	Since 1998		None
	Robert A. Nicholson		30	As of 11/16/98	None
-----------------



Class I Directors Standing for Election

	Mr. Hermann became a director of the Company in September 1996. Since November 1997, he has operated Hermann Companies, a financial services company engaged in portfolio management, securities analysis and financial consulting. Mr. Hermann is registered as an Investment Advisor with the State of Texas, a Chartered Financial Analyst and, as an independent contractor, offers general securities through Brokers Transaction Services. From May 1997 to November 1997, he was employed by Kuhns Brothers &
Company, Inc., as a principal and Executive Vice President. For the previous nine years, he was employed by WR Lazard, Laidlaw and Luther, Inc., a securities brokerage firm, as Vice President, Securities Analyst and Portfolio Manager. Mr. Hermann has been an NASD Board of Arbitrators Member since 1991. Mr. Hermann has provided financial consulting services to the Company since 1993.

	Mr. Sillari became a director of the Company in October 1997. Since 1991, Mr. Sillari has been employed by Fleet National Bank where he is currently an Executive Vice President in the Business and Entrepreneurial Services Division located in Boston, Massachusetts.

Class II Directors Whose Terms Expire in 1999

	Mr. Santagati became a director of the Company in September 1991. He has been the President of Merrimack College in North Andover, Massachusetts since 1994. Mr. Santagati was a partner of Lighthouse Management, Inc., a private investment firm located in Boston, Massachusetts from 1991 to 1993 and, from 1991 to February 1994, the Chairman of the Board, Chief Executive Officer and President of Artel Communications Corp., a publicly held data communications firm located in Hudson, Massachusetts. Mr. Santagati also serves as a director of Celebrity Solutions, Inc., a publicly held software company.

	Mr. Murphy became a Director of the Company in August 1995. Mr. Murphy has been the Director of the Financial Consulting Group of Moody, Cavanaugh and Company, LLP, a North Andover, Massachusetts public accounting firm, since April 1996. Mr. Murphy was an officer, director and principal stockholder (ii) from 1990 to 1995 of Arlington Data Corporation, a systems integration company located in Amesbury, Massachusetts; (ii) from 1992 to 1996 of Arlington Data Consultants, Inc., a company engaged in the installation and maintenance of computer systems and hardware; and (iii) from 1994 to 1996 of Computer Emporium, Inc., a company engaged in processing parking violations for municipalities. In June 1996, Arlington
Data Corporation filed for bankruptcy under Chapter 11 of the Bankruptcy
Code.

Class III Directors Whose Terms Expire in 2000

	Mr. Robert Fabbricatore, a founder of the Company and a Director since its inception in 1980, became Chairman of the Board of Directors in March
1983 and served as President from October 1993 to August 1995. Robert Fabbricatore is the brother of Thomas Fabbricatore, Vice President - Regulatory and Electronic Media.

	Mr. Maroni became a director of the Company in April 1998 as a one of the two designees of the Series A Preferred Stockholders. Mr. Maroni is a General Partner of Spectrum Equity Investors II, L.P. ("Spectrum") which he joined in 1994. Spectrum is a leading private equity fund which manages
$360 million of capital for investment in the communications and media industries. Prior to joining Spectrum, he served as Manager, Finance and Development at Time Warner Telecommunications, where he was involved in corporate development projects. Mr. Maroni is a director of Pathnet, Inc., Formus Communications, Inc., WNP Communications, Inc. and American Cellular Corp.

	Mr. Nicholson as the designee of the Series A Preferred Stockholders, is the Class III Director replacing Mr. Collatos, who is not standing for reelection. Mr. Nicholson joined Spectrum in 1995 as a Vice President, and became a Partner of Spectrum in July 1998. Spectrum is a leading private equity fund which manages $360 million of capital for investment in the communications and media industries. Prior to joining Spectrum, Mr. Nicholson was an Associate Consultant and then Consultant at Bain & Company (1990-1993), a leading strategy consulting firm, where he was responsible for strategy and operations projects in the communications industry. Mr. Nicholson currently serves as a Director of 3460983 Canada Inc., a Canadian competitive local exchange carrier. Mr. Nicholson received an MBA with high distinction from Harvard University in 1995 and a bachelor's degree with honors, cum laude, from Williams College in 1990.

Voting Agreement

	Pursuant to a Voting Agreement dated April 10, 1998 between Robert J. Fabbricatore and certain of his affiliates and Spectrum, Mr. Fabbricatore and certain of his affiliates agreed to vote at each annual or special meeting at which directors of the Company are to be elected all of the shares of Common Stock held by them in favor of two persons designated by a majority of the outstanding shares of Series A Preferred Stock as nominees for directors, subject to certain limitations based on the number of shares of Series A Preferred Stock outstanding at any time. As of the record date, Spectrum owned 657,555 of the 666,666 shares, or 98.6%, of the Series
A Preferred Stock outstanding.

Kevin J. Maroni and William P. Collatos, general partners of Spectrum and designees of the Series A Preferred Stockholders, were elected Class III directors of the Registrant effective April 10, 1998. Mr. Collatos has elected not to continue as a Director after the 1998 Annual Meeting of Stockholders, and Mr. Nicholson has been named as the designee of the Series A Preferred Stockholders to serve in Mr. Collatos' place.

Certain Relationships And Related Transactions

	The Company leases from trusts, of which Robert J. Fabbricatore, the Company's Chairman and Chief Executive Officer, is a beneficiary, office space in Springfield, Massachusetts and southern New Hampshire. Rental payments under the leases totaled approximately $133,000 for the fiscal year ended March 31, 1998 ("Fiscal 1998") and approximately $66,000 for the six months ended September 30, 1998. The Company subleases part of its Waltham facility at its cost to Comm-Tract Corp., a company in which Mr. Fabbricatore is a principal stockholder. Sublease income totaled $119,416 for Fiscal 1998 and approximately $80,000 for the six months ended
September 30, 1998. The Company also contracts with Comm-Tract Corp. for the installation of telephone lines and for the service and maintenance of equipment marketed by the Company. During Fiscal 1998 and the six months ended September 30, 1998, Comm-Tract Corp. provided the Company with services, inventory and equipment aggregating $233,034 and approximately $157,000 respectively. The Company believes that the payments to the trusts and Comm-Tract Corp. are comparable to the costs for such services, inventory and equipment, and for rentals of similar facilities, which the Company would be required to pay to unaffiliated individuals in arms-length transactions.

	In connection with the exercise of Company stock options in the fiscal year ended March 31, 1995, Steven P. Milton was advanced the sum of $135,825 by the Company, which remained outstanding at September 30, 1998.
The loan is payable on demand and bears interest at 8.0% per annum.

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the ''Commission'') initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and, with respect to its officer and directors, written representations that no other reports were required, during Fiscal 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. In making the foregoing statement, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Commission.

Committees of the Board of Directors

	The Company has established an Audit Committee, Compensation Committee and a Nominating Committee.

	The Audit Committee consists of Messrs. Murphy and Hermann. The Audit Committee is responsible for reviewing the internal accounting controls of the Company, meeting and conferring with the Company's certified public accountants and reviewing the results of the accountants' auditing engagement. During the fiscal year ended March 31, 1998, the Audit
Committee held one meeting.

	The Compensation Committee consists of Messrs. Maroni, Santagati and Murphy. The Compensation Committee establishes compensation and benefits for the Company's senior executives. The Committee also determines the number and terms of stock options granted to employees, directors and consultants of the Company under the Company's stock option plans. During the fiscal year ended March 31, 1998, the Compensation Committee held three meetings.

	The Nominating Committee consists of Messrs. Santagati, Murphy and Sillari. The Nominating Committee recommends candidates for nomination to the Board of Directors. The Committee also reviews and makes recommendations regarding compensation for non-employee directors. The Nominating Committee does not consider nominees recommended by security holders. During the fiscal year ended March 31, 1998, the Nominating Committee held two meetings.

	During the fiscal year ended March 31, 1998, the Board of Directors held 11 meetings and took action by unanimous written consent on three occasions. All directors and committee members attended their respective meetings.

Director Compensation

	Directors of the Company who are employees do not receive compensation for their services as directors. Directors who are not employees receive an annual retainer of $10,000. On May 16, 1997, the Company granted to Messrs. Hermann, Murphy and Santagati stock options to purchase 10,000, 10,000 and 15,000 shares, respectively, of its Common Stock at a purchase price of $7.44 per share. On October 20, 1997, the Company granted to Mr. Sillari a stock option to purchase 10,000 shares of its Common Stock at a purchase price of $8.25 per share upon his becoming a director of the Company. These options were repriced on March 20, 1998 to $7.19 per share.

Executive Officers and Significant Employees

	The following table sets forth the name and age of each executive officer and significant employee of the Company and the office held.

Name					 Age			 Current Office Held
Robert J. Fabbricatore		55			Chairman, Chief Executive
								Officer
Steven P. Milton				44			President, Chief Operating
								Officer
Steven C. Jones				35			Executive Vice President,
								Chief Financial Officer and
								Director of
								Corporate Development
John D. Pittenger				45			Executive Vice President-
								Finance and Administration,
								Treasurer and Clerk
David E. Mahan				56			Vice President-Marketing
								and Strategic Planning
Michael H. Donnellan		44			Vice President-Operations
Thomas Fabbricatore		39			Vice President-Regulatory
								and Electronic Media
Anthony D. Vermette		37			Vice President-Sales
Frederick Kunzi				47			Vice President and Chief
								Technology Officer
Jeffrey C. Lavin				42			Vice President-Corporate
								Development

	Mr. Milton has been employed by the Company since 1984 and has served as President and Chief Operating Officer since August 1995. Prior to that, he held various positions within the Company including Branch Manager, District Manager, Regional Manager and, most recently, Vice President-
Sales and Marketing.

	Mr. Jones joined the Company in early 1998 and has served as an Executive Vice President and Chief Financial Officer since April 1998. From 1994 to April 1998, Mr. Jones worked in the telecommunications investment banking division of Merrill Lynch & Co., most recently as a Vice President. From 1991 to 1994, Mr. Jones was an Associate at BT Securities Corp.

	Mr. Pittenger has served as Executive Vice President-Finance and Administration since April 1998 and as Treasurer and Clerk of the Company since August 1989. Mr. Pittenger served as Vice President-Finance from 1991 until April 1998, and as Chief Financial Officer from 1989 to April 1998.

	Mr. Mahan joined the Company in October 1995 as Vice President-Marketing and Strategic Planning and in June 1996 became an executive officer of the Company. Prior to joining the Company, Mr. Mahan held a number of senior management level positions with NYNEX, most recently as Vice President-Sales Channel Management from 1993 to 1995.

	Mr. Donnellan has been employed by the Company since 1988 in a number of positions. He was named Vice President-Operations in 1995 and became an executive officer of the Company in October 1997.

	Mr. Thomas J. Fabbricatore joined the Company in 1982. He was named Vice President-Regulatory and Electronic Media in 1991 and became an executive officer of the Company in October 1997. Thomas Fabbricatore is the brother of Robert J. Fabbricatore.

	Mr. Vermette has been employed by the Company in a variety of positions since 1987. Mr. Vermette was named Vice President-Sales in 1996 and became an executive officer in October 1997.

	Mr. Kunzi joined the Company as a Vice President and Chief Technology Officer in September 1998. Mr. Kunzi has over 25 years experience in information technology. From 1985 to September 1998, he was employed by Digital Equipment Corporation, most recently as Senior Manager, Global Network Services where he was responsible for Digital's worldwide enterprise network infrastructure serving over 60,000 domestic and international clients.

	Mr. Lavin joined the Company in June 1998 as Vice President-Corporate Development. Mr. Lavin has 19 years of sales and operational management experience in the telecommunications industry. From December 1996 to May 1998, Mr. Lavin was Vice President of Sales, Americas/Asia Pacific for NovaSoft Systems, Inc., a software development corporation providing enterprise document and workflow management solutions for Fortune 500 companies. From 1979 to 1996, Mr. Lavin was employed by Comlink Incorporated, a communication network integrator, most recently as Senior Vice President. Following the acquisition of Comlink in 1996 by Williams Communications, Mr. Lavin served as Vice President and General Manager of Network Systems Integration.

	For a description of the business background of Mr. Robert Fabbricatore see "Class III Directors Whose Terms Expire in 2000" above.


OPTION REPRICING

	The Company has had one option repricing since its inception. On March 20, 1998, all options with an exercise price in excess of $7.00 per share were repriced to provide for a $7.19 exercise price. The following table sets forth certain information regarding the repricing of options held by the Company's Chief Executive Officer and each of the four other most highly paid executive officers of the Company ("Named Executive Officers"):

                                   NUMBER OF    MARKET
                                  SECURITIES    PRICE         EXERCISE              EXPIRATION
                                  UNDERLYING   OF STOCK       PRICE AT        NEW      DATE OF
                                   REPRICED   AT TIME OF      TIME OF      EXERCISE   REPLACED
NAME                       DATE     OPTIONS   REPRICING      REPRICING       PRICE     OPTIONS
- --------------------  -----------  ---------  ---------  ----------------  --------  -------
Robert J. Fabbricatore    3/20/98     75,000     $7.19        $8.18        $7.91      5/16/02
Steven P. Milton          3/20/98     75,000      7.19         7.44         7.19      5/16/02
Anthony D. Vermette       3/20/98     50,000      7.19         7.44         7.19      5/16/02
Michael H. Donnellan      3/20/98     40,000      7.19         7.44         7.19      5/16/02
David E. Mahan            3/20/98     80,000      7.19         7.44         7.19      5/16/02

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

	During the fiscal year ended March 31, 1998, the Compensation Committee, then comprised of two independent non-employee directors, made decisions regarding executive compensation. The Compensation Committee is currently comprised of three independent non-employee directors. The Compensation Committee is charged with establishing and administering the policies and plans which govern compensation for executive officers, including those individuals listed in the compensation tables in this proxy statement. The Compensation Committee also determines the number and terms of stock options granted to employees, directors and consultants of the Company under its stock option plans.

	Compensation Policies. The Company's executive compensation philosophy is to provide compensation opportunities for its officers which are competitive within the Company's industry and community so that the Company can attract and retain high quality executives and to align the interests of the Company's executives and its stockholders by providing for payment of a significant portion of executive compensation in the form of bonuses based on the Company's sales performance. Thus, the value generated for the Company's stockholders is a key factor in determining the value ultimately received by the executive officers.

	Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities for each officer's position. Annual increases are provided in base salary to further protect the Company's vested interest due to their prior service and key strategic roles.

	Bonus. Each executive officer receives a bonus conditional upon the achievement of certain quarterly performance goals set by management.
During the three fiscal years ended March 31, 1998, the Company has exceeded the performance goals. The establishment of performance goals is believed by the Committee to be the most objective measurement of executive performance during the relevant period, where the overriding objective of the Company is to build its business by increasing sales.

	Stock Options. Incentive stock options are granted to executive officers at the discretion of the Stock Option Committee. Stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of the grant. Stock options become exercisable in full in installments over periods of three or more years and have terms of up to ten years from the date of the grant. Such stock options thus provide incentive for the creation of stockholder value over the long term since the full benefit of the option cannot be realized unless an appreciation in the price of the Company's common stock occurs over a specified number of years and the executive officer remains employed for the periods required for the stock options to become exercisable.

	CEO Compensation. During the fiscal years ended March 31, 1998, 1997 and 1996 the Company's most highly compensated officer was Robert J. Fabbricatore, Chairman of the Board and Chief Executive Officer, who received a base salary of $240,000 and bonuses aggregating $60,000.

	Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code denies publicly held companies a deduction for compensation paid to a named executive officer in a taxable year to the extent it exceeds $1 million per officer, unless the compensation qualifies as "performance based compensation." The Committee has no present policy in respect of Section 162(m) because compensation paid to any named executive officer of the Company does not reach $1 million.

                    The Compensation Committee
             J. Richard Murphy and Richard J. Santagati


Compensation Tables

	The following summary compensation table sets forth information concerning the compensation paid or accrued by the Company to or on behalf of the Named Executive Officers during the fiscal year ended March 31, 1998.


Summary Compensation Table

                                Annual Compensation            Long-Term Compensation
                        ----------------------------   -------------------------------------
                                                        Other        Securities      All
                                                        Annual       Underlying     Other
Name and Principal                Salary     Bonus    Compensation   Options       Compen-
Position                  Year     ($)        ($)         ($)          (#)(1)      sation(2)
------------------        ----    ------     ----      -----------  -------------  -------
Robert J. Fabbricatore,   1998     240,000    60,000      -          150,000        $19,550
Chairman and Chief        1997     240,000    60,000      -            -             18,075
Executive Officer         1996     240,000    60,000      -            -             16,100

Steven P. Milton,         1998     100,000    40,000      5,200      150,000          4,200
President and             1997     100,000    40,000      5,200        -              4,075
Chief Operating Officer   1996     100,000    40,000      5,200        -              4,200

Anthony D. Vermette,      1998      86,647    58,424      4,000      100,000          3,456
Vice President            1997      80,000    54,198      4,000        -              3,776
                          1996      80,000    28,000      4,000        -              3,240

Michael H. Donnellan,     1998      92,500     4,000      4,000       80,000          3,975
Vice President of         1997      80,000    32,000      4,000        -              3,360
Operations                1996      63,000   132,119      4,000        -              3,887

David E. Mahan            1998     100,000    40,000      5,004      260,000          4,075
Vice President-Market     1997     100,000    40,000      5,004        -              4,075
Planning & Development    1996(3)   50,000    20,000      2,500      100,000            -

(1)	On March 20, 1998, the Company repriced all previously granted options that had an exercise price in excess of $7.00 per share. Includes 75,000, 75,000, 50,000, 40,000 and 180,000 shares underlying options previously granted to Messrs. Fabbricatore, Milton, Vermette, Donnellan, and Mahan,
respectively, that were canceled as a result of the repricing.
(2)	Includes 50% matching contributions in the amounts of $4,750, $4,200, $4,200, $3,456, $3,975 and
$4,075 accrued on behalf of Messrs. Fabbricatore, Milton, Vermette, Donnellan, and Mahan,
respectively, to the CTC Communications Corp. 401(k) Savings Plan. Also included is the actuarial benefit in the amount of approximately $14,800 on the "split-dollar" life insurance policy for the benefit of Mr. Fabbricatore.
(3)	Mr. Mahan commenced employment with the Company on October 1, 1995.



The following table sets forth information concerning option grants and option holdings for the fiscal year ended March 31, 1998 with respect to the Named Executive Officers.

Option/SAR Grants in Last Fiscal Year


                                % of Total                Potential Realizable Value
                                  Options/                  at Assumed Annual Rates
                         No. of     SARs                         of Stock Price
                       Securities Granted to                     Appreciation
                       Underlying Employees  Exercise           for Option Term
                        Options   in Fiscal  Price   Expiration --------------------
     Name              Granted(#)    Year    ($/Sh)    Date       5%($)     10%($)
Robert J. Fabbricatore   75,000(1)    3%    $8.18     5/16/2002  $ 98,339   $284,788
                         75,000       3%     7.91     5/16/2002    95,033    275,216

Steven P. Milton         75,000(1)    3%     7.44     5/16/2002   154,124    340,573
                         75,000       3%     7.19     5/16/2002   148,943    329,126

Anthony D. Vermette      50,000(1)    2%     7.44     5/16/2002   102,749    227,049
                         50,000       2%     7.19     5/16/2002    99,296    219,417

Michael H. Donnellan     40,000(1)    1%     7.44     5/16/2002    82,199    181,639
                         40,000       1%     7.19     5/16/2002    79,436    175,534

David E. Mahan           80,000(1)    3%     7.44     5/16/2002   164,399    363,278
                         80,000       3%     7.19     5/16/2002   158,873    351,068
                        100,000       4%     7.19    10/02/2002   198,391    438,835
---------------------

(1)  Canceled as a result of option repricing.


The following table sets forth information cerning the exercise of options by the Named Executive Officers during the fiscal year ended March 31, 1998 and the March 31, 1998 aggregate value of unexercised options held by each of the Named Executive Officers.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                      Shares                    Number of Securities           Value of Unexercised
                    acquired on    Value        Underlying Unexercised       In-the-Money Options at
Name                exercise (#)  Realized($)   Options at FY-End (1)        Fiscal Year End ($)(1)(2)
----------------    ------------  -----------  --------------------------   ---------------------------
                                               Exercisable  Unexercisable   Exercisable  Unexercisable
                                               -----------  -------------   -----------  -------------
Robert J. Fabbricatore     -           -         25,167         83,389       143,704       106,401
Anthony D. Vermette      13,251     142,484      59,649         69,500       412,913       209,731
Michael H. Donnellan       -           -         77,626         61,750       545,503       208,188
Steven P. Milton           -           -         27,000         84,000       161,487       166,329
David E. Mahan             -           -         50,000        130,000        75,000       195,000
------------

(1) All shares and amounts, as necessary, have been adjusted to reflect the 25% Common Stock dividend effected in March 1995, the three-for-two stock split effected in July 1995 and the two-for-one stock split effected in October 1995.
(2) Assumes a fair market value of the Common Stock of the Company at March 31, 1998 of $8.69 per share.



The Company made no Long-Term Incentive Plan Awards during the fiscal year ended March 31, 1998. The Company has no defined benefit or actuarial plan.

Employment Agreement

	Mr. Jones is currently employed as Executive Vice-President, Chief Financial Officer and Director of Corporate Development pursuant to an agreement dated as of February 27, 1998. The agreement provides for an initial term of three years and will automatically be extended for additional one-year periods on the anniversary of the Effective Date (as defined therein) provided that neither Mr. Jones nor the Company gives notice of termination 90 days prior to any such anniversary. Under this agreement, Mr. Jones is entitled to receive an annual salary of $150,000. Mr. Jones is eligible to receive an annual bonus of at least $75,000 based upon the achievement of certain performance objectives. Pursuant to his employment agreement, Mr. Jones was granted options to purchase 300,000 shares of Common Stock exercisable at $7.06 per share and vesting over a three year period. If the Company terminates Mr. Jones without cause, or Mr. Jones terminates the agreement for (i) ''good reason'' as defined therein or (ii) in connection with a change of control, Mr. Jones is entitled to a severance payment equal to a lump sum amount in cash, equal to the sum of (i) two year's base salary at the highest annual base salary then in effect and (ii) the greater of twice his highest annual bonus or $150,000.


Performance Graph

	The following table shows a comparison of cumulative total return to stockholders for the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index* for the period March 31, 1993 through March 31, 1998. Assumes $100 invested on March 31, 1993 in CTC Communications Corp. Common Stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index.*

                                    1993    1994   1995     1996    1997     1998
                                   ------  ------ ------ -------- ------- ---------
CTC Communications Corp.           100.00   76.00  425.00  1335.00  870.00  1042.50
Nasdaq Stock Market (US Companies) 100.00  107.77  119.39   161.17  179.50   272.61
Nasdaq Telecommunications Stocks   100.00   88.89   91.00   122.36  112.97   217.35

* The Nasdaq Telecommunications Index began trading in November 1993.

Board Recommendation

	The Board of Directors recommends that the stockholders vote FOR the election of the nominees named above.

                              PROPOSAL 2:

          PROPOSAL TO APPROVE OF THE COMPANY'S 1998 INCENTIVE PLAN

	For many years, the Company has utilized stock options in its overall compensation program and stockholders have previously approved the Company's 1993 and 1996 Stock Option Plans. As of September 30, 1998, no shares were available for the grant of future options under either the 1993 or the 1996 Stock Option Plan unless additional shares become available upon the lapse or termination of options previously granted under the Plans.

	On October 5, 1998, the Board of Directors adopted, subject to stockholder approval, the CTC Communications Corp. 1998 Incentive Plan (the "1998 Incentive Plan"). The Board of Directors believes that approval of the 1998 Incentive Plan will advance the interests of the Company by providing eligible participants the opportunity to receive a broad variety of equity-based and cash incentives ("Awards"). The 1998 Plan is intended to expand upon the Company's existing stock option plans and increase the Company's flexibility in awarding equity and non-equity incentives. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the 1998 Incentive Plan, subject to adjustment as provided in the 1998 Incentive Plan.

SUMMARY OF THE 1998 INCENTIVE PLAN

	The following summary description of the 1998 Incentive Plan is qualified in its entirety by reference to the full text of the 1998 Incentive Plan attached to this proxy statement as Appendix A.

	Administration. The 1998 Incentive Plan will be administered by the Board of Directors or one or more committees (the "Administrator"), which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors (within the meaning of Section 162(m) of the Internal Revenue Code ("Section 162(m)")). Subject to the terms of the 1998 Incentive Plan, the Administrator has authority to interpret the 1998 Incentive Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; proscribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the 1998 Incentive Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

	Eligibility and Participation. In general, the Administrator will select participants in the 1998 Incentive Plan from among key employees of the Company and its affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or its affiliates. The Administrator also has discretion to include as participants in the 1998 Incentive Plan members of the Company's Board of Directors and other persons who provide services to the Company or its affiliates. The maximum number of shares for which stock options may be granted to any person in any calendar year, and the aggregate maximum number of shares of Common Stock which may be delivered to any person pursuant to Awards that are not stock options or stock appreciation rights are each limited to 1,000,000. In addition, no more than $1 million may be paid to any individual with respect to any single cash performance-based bonus, and no more than $1 million in cash performance-based bonuses may be paid to any individual with respect to performance periods ending in the same fiscal year. No Award of an incentive stock option (as defined below) may be granted under the 1998 Incentive Plan after November 16, 2008, but incentive stock options previously granted may extend beyond such date.

	Types of Awards. The Administrator, in its discretion, may award (i) options to purchase Common Stock, (ii) stock appreciation rights, (iii) restricted or unrestricted Common Stock, (iv) promises to deliver stock or other securities in the future, (v) convertible securities, (vi) cash bonuses, and (vii) cash bonuses or loans to help defray the costs of the foregoing awards.

	Performance Criteria. Awards under the 1998 Incentive Plan may be conditioned upon satisfaction of specified performance criteria. In the case of any such Award that is intended to qualify for the performance-based compensation exception under Section 162(m) (an "Exempt Award"), the criteria used in connection with the Award shall be objectively determinable measures of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof):
(i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. In the case of an Exempt Award (other than stock options or stock appreciation rights with an exercise price at least equal to the fair market value of the underlying Common Stock on the date of grant), the Administrator will preestablish the particular performance goals in writing no later than 90 days after the commencement of the period of service to which the performance relates (or earlier if so required under applicable regulations) and will certify prior to payment whether the performance goal or goals have been attained and such determination shall be final and conclusive. If the performance goal with respect to an Exempt Award is not attained, no other Award shall be provided in substitution. Where rights under an Award depend in whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award.

	Deductibility of Performance Awards. If the 1998 Incentive Plan is approved by the stockholders, certain payments to executive officers under the 1998 Incentive Plan will be eligible for treatment as "performance based" compensation under Section 162(m). Section 162(m) generally limits to $1 million the annual corporate income tax deduction for compensation paid to the chief executive officer or any of the four other highest paid executive officers of a publicly-held corporation which is not "performance-based" compensation. The 1998 Incentive Plan is intended to comply with Section 162(m) by allowing Awards granted under the 1998 Incentive Plan to qualify as performance-based compensation. Under current regulations, in those cases where an Award under the 1998 Incentive Plan would qualify for the Section 162(m) performance-based exception by reason of being conditioned upon one or more of the specific performance criteria described above (see "Performance Criteria"), continued availability of the exception will depend upon reapproval by stockholders of the material terms of the performance criteria not later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved such terms.

	Rules Applicable to Awards. The Company retains the right at any time to extinguish rights under an Award in exchange for payment in cash, Common Stock (subject to the limitation on the maximum number of shares available with respect to Awards) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.
Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution and, during the lifetime of a participant, an Award requiring exercise may be exercised only by the participant (or in the event of the participant's incapacity, the person or persons legally appointed to act on the participant's behalf). The Administrator may provide that upon the exercise of an Award the participant will automatically receive a new Award of like kind covering a number of shares of Common Stock equal to the number of shares of Common Stock for which the first Award was exercised.

	Vesting of Awards. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the participant's employment or other service relationship with the Company and its affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that: (A) all stock options and stock appreciation rights held by a participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such participant's permitted transferee, for the lesser of (i) a one-year period ending with the first anniversary of the participant's death or (ii) the period ending on the latest date on which such stock option or stock appreciation right could have been exercised and shall thereupon terminate; (B) all stock options and stock appreciation rights held by the participant immediately prior to the cessation of the participant's employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such stock option or stock appreciation rights could have been exercised, and shall thereupon terminate; and (C) all stock options and stock appreciation rights held by the participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

	Stock Options. The Administrator will determine the exercise price of each stock option provided that each stock option intended to qualify for the performance-based exception under Section 162(m) and each "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue
Code must have an exercise price equal to the fair market value of the Common Stock subject to the stock option, determined as of the date of grant, except that an ISO granted to a person who owns (or by application of attribution rules is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company will have an exercise price equal to at least 110% of such fair market value.

	Effect of Certain Transactions. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company, all outstanding Awards will vest and become exercisable immediately prior to the covered transaction. Upon the consummation of such covered transaction, all Awards outstanding and requiring exercise will be forfeited unless assumed by an acquiring or surviving entity.

	Equitable Adjustment. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the 1998 Incentive Plan, subject to the maximum share limits under the 1998 Incentive Plan, to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, to any exercise prices relating to Awards, and to any other provision of Awards affected by such change. The Administrator also may make such adjustments to take into account other distributions or events, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 1998 Incentive Plan and to preserve the value of Awards; provided, that no such adjustment shall be made to the maximum share limits, or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under
Section 422 of the Internal Revenue Code.

	Amendment. Subject to the Administrator's right to exercise its discretion consistent with qualifying Awards for the performance-based exception under Section 162(m), the Administrator may at any time or times amend the 1998 Incentive Plan or any outstanding Award for any purpose which may at any time be permitted by law, or may at any time terminate the 1998 Incentive Plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the 1998 Incentive Plan to continue to qualify under Section 422 of the Internal Revenue Code or for Awards to be eligible for the performance-based exception under Section 162(m).

	Other Compensation. The existence of the 1998 Incentive Plan and the grant of Awards will not affect the Company's right to pay other bonuses or compensation, except as provided under the 1998 Incentive Plan.

PRICE OF COMMON STOCK

	The closing price of the Common Stock on the Nasdaq National Market on October 9, 1998 was $5.00.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

	The following discussion summarizes certain federal income tax consequences of the issuance and exercise of stock options awarded under the 1998 Incentive Plan and is based on the law as in effect on September 1, 1998. The summary does not address all federal tax consequences, nor does it cover state, local or non-U.S. tax consequences.

	In general, a participant realizes no taxable income on either the grant or the vesting of a stock option. The exercise of a nonstatutory, or non-qualified, option (i.e., an option that does not qualify as an ISO) results in ordinary income (generally subject to withholding if the option is awarded in connection with employment) equal to the difference (the "Option Spread") between the value of the Common Stock purchased and the option exercise price. A corresponding deduction is available to the Company. In general, the ordinary income associated with the exercise is measured and taken into account at the time of exercise. Any gain or loss recognized upon a subsequent sale of Common Stock purchased under a nonstatutory option will be a capital gain or loss, long-term or short-term, depending on the applicable tax holding period for the shares sold.

	The exercise of an ISO does not produce ordinary taxable income. However, because the Option Spread constitutes "alternative minimum taxable income" (measured and taken into account, in general, at the time of exercise), exercise of an ISO may result in an alternative minimum tax liability. In addition, shares purchased under an ISO ("ISO Shares") are subject to special tax holding rules. If a participant holds on to ISO Shares for at least two years from the date of the ISO grant and at least one year after exercise, any gain or loss recognized for tax purposes upon a subsequent sale of the shares will be a long-term capital gain or loss. However, a disposition of ISO Shares by the participant within either of these special holding periods (a so-called "disqualifying disposition") results in ordinary compensation income in the year of the disposition equal, in general, to the Option Spread at the time the option was exercised. The ordinary income realized upon a disqualifying disposition of ISO Shares is deductible to the Company but under the current Internal Revenue Service position is not subject to withholding. Any additional gain recognized for tax purposes in a disqualifying disposition will be taxed as short-term or long-term capital gain.

	An ISO that is exercised by the participant more than three months following termination of employment (one year, if termination occurred by reason of total and permanent disability) is treated for tax purposes as a nonstatutory option. ISOs granted to a participant under the 1998 Incentive Plan (together with ISOs granted to the participant under any other plans of the Company and certain affiliates) are also treated as nonstatutory options to the extent that, in the aggregate, they first become exercisable in any calendar year for shares of Company stock having a fair market value (determined at time of grant) in excess of $100,000.

	Under the so-called "golden parachute" provisions of the Code, certain Awards vested or paid in connection with a change of control of the Company may also be non-deductible to the Company and may be subject to an additional 20% federal excise tax. Non-deductible "parachute payments" will in general reduce the $1 million limit on deductible compensation under Section 162(m) of the Code, to the extent such limit is applicable to remuneration paid under the 1998 Incentive Plan or otherwise.

Board Recommendation

	The Board of Directors recommends that stockholders vote FOR the 1998 Incentive Plan. Unless instructed to the contrary, the enclosed proxy will be voted in favor of adopting the 1998 Incentive Plan.

	PROPOSAL 3:

	RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

	The Board of Directors has concluded that the continued employment of Ernst & Young LLP will be in the Company's best interest and recommends that the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending March 31, 1999 be ratified and approved.

	Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

	Ernst & Young LLP (and its predecessor Ernst & Whinney) has served as independent public accountants for the Company continuously since January 1988. The Company has been advised by Ernst & Young LLP that neither the firm nor any of its partners has any material direct or any indirect financial interest in the Company.

Board Recommendation

	The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as independent public accountants.

	EXPENSE OF SOLICITATION

All costs connected with the solicitation of Proxies will be borne by the Company. Brokers and other persons holding stock for the benefit of others will be reimbursed for their expenses in forwarding Proxies and accompanying material to the beneficial owners of such stock and obtaining their Proxies. Solicitation will be made by mail, telephone, telegraph or otherwise, and some of the directors, officers and regular employees of the Company may assist in the solicitation without additional compensation.

	STOCKHOLDERS' PROPOSALS

If a stockholder wishes to present a proposal to be voted on at the 1999 Annual Meeting, the proponent must, at the time the proposal is submitted, be a record or beneficial owner of at least one (1%) percent or Two Thousand ($2,000.00) Dollars in market value of the class of securities entitled to vote at the meeting and have held such securities for at least one (1) year, and such stockholder must continue to own such securities through the date on which the 1999 Annual Meeting is held. The proposal, in order to be included in the management proxy statement, must be received at the Company's executive offices no later than June 25, 1999. Under the Company's By-laws, stockholders who wish to make a proposal at the 1999 Annual Meeting - other than one that will be included in the management proxy statement - must notify the Company no earlier than August 18, 1999 and no later than September 17, 1999. Under recent changes to the Federal proxy rules, if a stockholder who wishes to present such a proposal fails to notify the Company by September 17, 1999, then the proxies that management solicits for the 1999 Annual Meeting will include discretionary authority to vote on the stockholder's proposal in the event it is properly brought before the meeting notwithstanding the Company's By-laws. In order to remove any question as to the date on which a proposal was received by the Board of Directors, it is suggested that proposals be submitted by certified mail, return receipt requested.

	OTHER MATTERS THAT MAY COME BEFORE THE MEETING

	The Board of Directors knows of no other matters which may be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the Proxy will vote according to their best judgment.

	Stockholders are requested to date, sign and return the Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person if you so desire, otherwise your Proxy will be voted for you.


						By Order of the Board of Directors

						Robert J. Fabbricatore, Chairman

October 23, 1998
Waltham, Massachusetts

                                                           APPENDIX A

CTC COMMUNICATIONS CORP.
1998 INCENTIVE PLAN


1.	 DEFINED TERMS

	Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.


2.	GENERAL

	The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates Stock-based incentives or incentives based on Performance Criteria.


3.	ADMINISTRATION

	The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.


4.	LIMITS ON AWARD UNDER THE PLAN

	a.	Number of Shares.  A maximum of 1,500,000 shares of Stock may be
delivered in satisfaction of Awards under the Plan.   For purposes of the
preceding sentence, the following shares shall not be considered to have been delivered under the Plan: (i) shares remaining under an Award that terminates without having been exercised in full; (ii) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares;
(iii)  shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (iv) shares held back, in satisfaction of the exercise price or tax withholding requirements, from
shares that would otherwise have been delivered pursuant to an Award.   The
number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

	b.	Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

	c.	Option & SAR Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

	d.	Other Award Limits.  No more than $1,000,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum
Award opportunity shall be 1,000,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5.	ELIGIBILITY AND PARTICIPATION

	The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.	RULES APPLICABLE TO AWARDS

	a.	ALL AWARDS

		(1)	Terms of Awards.  The Administrator shall determine the
terms of all Awards subject to the limitations provided herein.

		(2)	Performance Criteria.  Where rights under an Award depend
in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

		(3)	Alternative Settlement.  The Company may at any time
extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

		(4)	Transferability Of Awards.  Except as the Administrator
otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

		(5)	Vesting, Etc.   Without limiting the generality of Section
3, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.
Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

	(A)	all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year period ending with the first anniversary of the Participant's death or
(ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate;

	(B)	All Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate; and

	(C)	all Stock Options and SARs held by the Participant whose
cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

		(6)	Taxes.  The Administrator will make such provision for the
withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

		(7)	Dividend Equivalents, Etc.  The Administrator may provide
for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

		(8)	Rights Limited.  Nothing in the Plan shall be construed as
giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

		(9)	Section 162(m).  In the case of an Award intended to be
eligible for the performance-based compensation exception under Section
162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) (other than a Stock
Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

	b.	AWARDS REQUIRING EXERCISE

		(1)	Time And Manner Of Exercise.  Unless the Administrator
expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

		(2)	Exercise Price.  The Administrator shall determine the
exercise price of each Stock Option provided that each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

		(3)	Payment Of Exercise Price, If Any.  Where the exercise of
an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

		(4)	Reload Awards.  The Administrator may provide that upon
the exercise of an Award, either by payment of cash or (if permitted under Section 6.b.(3) above) through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock equal to the number of shares of Stock for which the first Award was exercised.

		(5)	ISOs.  No ISO may be granted under the Plan after November
16, 2008, but ISOs previously granted may extend beyond that date.

	c.	AWARDS NOT REQUIRING EXERCISE

	Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or
(ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.


7.	EFFECT OF CERTAIN TRANSACTIONS

	a.	MERGERS, ETC.

	In the event of a Covered Transaction, all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the Covered Transaction and upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In connection with any Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines.


	b.	CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

		(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

		(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

		(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.


8.  	LEGAL CONDITIONS ON DELIVERY OF STOCK

	The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.


9.  	AMENDMENT AND TERMINATION

	Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).


10.	NON-LIMITATION OF THE COMPANY'S RIGHTS

	The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.


11.	GOVERNING LAW

	The Plan shall be construed in accordance with the laws of the State of Massachusetts.

	EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

"Administrator": The Board or, if one or more has been appointed, the Committee.

"Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

"Award":  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other
Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

"Board":  The Board of Directors of the Company.

"Cash Performance Award": A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.
"Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

"Committee": One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

"Company":  CTC Communications Corp.

"Covered Transaction": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

"Deferred Stock": A promise to deliver Stock or other securities in the future on specified terms.

"Employee":  Any person who is employed by the Company or an Affiliate.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

"Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

"Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

"Performance Criteria": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

"Plan": The CTC Communications Corp. 1998 Incentive Plan as from time to time amended and in effect.

"Restricted Stock": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

"Section 162(m)":  Section 162(m) of the Code.

"SARs": Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

"Stock":  Common Stock of the Company, par value $ .01 per share.

"Stock Options": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

"Unrestricted Stock": An Award of Stock not subject to any restrictions under the Plan.

PROXY

CTC COMMUNICATIONS CORP.
1998 ANNUAL MEETING OF STOCKHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Leonard R. Glass and John D.
Pittenger and each of them, the true and lawful attorneys and agents for the undersigned, with full power of substitution, for and in the name of the undersigned, to act for the undersigned and vote all stock the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of CTC Communications Corp. to be held on Monday, November 16, 1998 at 9:30 a.m., local time, at the offices of the Company, 360 Second Avenue, Waltham, Massachusetts, and at any and all adjournments thereof, on the matters listed on the reverse side of this card.

 The undersigned hereby acknowledges receipt of the Annual Report to Stockholders for the Fiscal Year ended March 31, 1998, Proxy Statement and Notice of Annual Meeting dated October 23, 1998.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF BOTH NOMINEES TO SERVE AS CLASS I DIRECTORS AND IN FAVOR OF PROPOSALS 2, 3 AND 4.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.


(Please sign exactly as your name appears on your stock certificate. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the Proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.)

Has your address changed?         Do you have any comments?

______________________________ _______________________________
_____________________________ _______________________________
______________________________ _______________________________

[X]     PLEASE MARK VOTES                      CTC COMMUNICATIONS CORP.
        AS IN THIS EXAMPLE


(1) In favor of the following nominees as Class I Directors to serve until the Annual Meeting of Stockholders in 2001 and until each successor is duly elected and qualified;

FOR [ ]  WITHHOLD [ ]      FOR BOTH EXCEPT [ ]

HENRY HERMANN             RALPH C. SILLARI

        Instruction: To withhold authority to vote for either or both nominees, check the "For Both Except" box and strike a line through the nominee's name in the list above. Unless authority to vote for both foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

(2)     Proposal to approve the 1998 Incentive Plan.
FOR [ ]    AGAINST  [ ]             ABSTAIN [ ]

(3) Proposal to ratify the appointment of Ernst & Young LLP as the independent accountants of the Company.

FOR [ ]    AGAINST  [ ]               ABSTAIN  [ ]

(4) In their discretion, on any other matters which may properly come before the meeting or any adjournment thereof.
FOR [ ]    AGAINST  [ ]               ABSTAIN  [ ]

Mark the box at right if comments or address change have been noted on the
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